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                                                                   EXHIBIT 10.24


                                LEASE AGREEMENT

This Lease, made and entered in to this 6th day of October, 1995, by and between The Carell Family LLC, a Tennessee Limited Liability Company, (hereinafter referred to as "Lessor"), and Central Parking System of Tennessee, Inc., a Tennessee corporation (hereinafter referred to as "Lessee").

                                   WITNESSETH:

1.       Description:

         Lessor hereby leases to Lessee for use as a parking lot that certain tract of real estate located in Nashville, Tennessee bounded by 2nd and 3rd Avenues South, Demonbreun Street and Sparkman Street, commonly known as the Alloway Parking Lot, together will all improvements thereon, and appurtenances thereto, hereinafter referred to as "Premises".

2.       Quiet Possession:

         Lessor covenants that it has fee simple title to the demised premises, and Lessor covenants and agrees with Lessee that so long as Lessee keeps and performs all the covenants and conditions to be kept and performed by the Lessee, Lessee shall have quiet, undisturbed and continued possession, free from all claims of any kind, nature or description.

3.       Term:

         This lease shall commence on October 1, 1995 and continue for a period of ten (10) years through September 30, 2005.

4.       Rental:

          (a) Lessee covenants and agrees to pay the Lessor an annual rental of One Hundred Thousand Dollars ($100,000.00) in equal, advance monthly payments of $8,333.33 on the first day of each month during the term of this Lease.

                  Gross Parking Revenue as used in this lease shall mean all revenues received and collected by the Lessee in the operation of the premises less any sales tax, parking tax, license fee, levy, impost, or other charge which Lessee may be required by law, ordinance or other governmental regulation (i) to collect from patrons of the premises (ii) or impose on the parking spaces or stalls on the premises (excluding ad valorem taxation of


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                  the premises) or (iii) vehicles entering the premises and
                  remit to a political subdivision or other agency without regard to legality, constitutionality or enforceability of such law, ordinance or other government regulation.

5.       Maintenance and Replacement:

          (a) Lessor leases the premises to the Lessee ""As Is", in its condition at the inception of this lease and Lessor shall have no obligation whatsoever to make any alterations, improvements or repairs to the premises prior to the inception of this Lease Agreement or during the term hereof.

          (b) Lessee agrees to use reasonable diligence in the care, protection and maintenance of the leased Premises during the term of this lease, and to surrender said Premises at the termination of this Lease in as good condition as received, ordinary wear and tear and other casualty excepted. Lessee shall make all necessary repairs to the Premises and to the sidewalks and curbs adjoining Premises.

          (c) Lessee will have the right to erect on the Premises a coin collection box and professional parking signs as long as its signs do not violate city ordinances.

6.       Alterations and Improvements

          (a) Lessee may, with approval of Lessor, which shall not be unreasonably withheld, make alterations and improvements, at Lessee's expense, to the leased Premises as may be required for the purpose of Lessee's business; provided, however, that the Lessor, upon the expiration of Lease, may require Lessee to restore the leased Premises as nearly as possible to its condition at the beginning of the Lease, ordinary wear and tear than thirty (30) days before the expiration of this Lease or any extension thereof.

          (b) Lessee may (if not in default hereunder) prior to the expiration of the Lease or any extension thereof, remove all fixtures and equipment which have been place on the Premises by Lessee.



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7.       Use of Premises:

         Premises shall be used by Lessee for the purposes of operating a parking lot for use by the general public, and for the sale of such merchandise and services as are customarily associated with the operation of a parking lot. The Premises shall not be used for any illegal purpose, nor in any manner to create any nuisance, or trespass.

8.       Insurance:

          (a) Prior to commencement, and during the term of this Lease, Lessee agrees to maintain the following types of insurance with limits not less than those set forth below:

                  (1)      Commercial General Liability Insurance:
                           $1,000,000.00 Combined Single Limit each occurrence for Bodily Injury and Property Damage $1,500,000.00 Excess Liability Coverage

                  (2)      Garagekeepers Legal Liability:
                           $2,500,000 Combined
                           Single Limit each occurrence

                  (3)      Crime Insurance:
                           $10,000.00 Commercial Blanket Bond
                           $10,000.00 Broad Form Money - Inside
                           $10,000.00 Broad Form Money - Outside

                  (4)      Worker's Compensation Insurance:
                           Coverage A - Statutory
                           Coverage B - $100,000.00

                  Lessor shall be included as an additional insured under the above listed liability coverages.

9.       Waiver of Subrogation:

         Lessor does hereby waive all rights of recover, if any, against Lessee for damage to, or destruction of, the parking facility in the event such damage or destruction is caused by fire or other casualty which may be covered by a standard fire and extended coverage insurance policy.

10.      Assignment and Subletting:

         Lessee shall not assign this lease in whole or in part, or sublet all or any part of the leased Premises without the prior written consent of Lessor in each instance, which consent will not be unreasonably withheld.



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11.      Default:

         In the event of a default in the performance by Lessee of any condition herein contained, after more than thirty (30) days after receipt of written notice of such default by Lessor to Lessee by registered or certified mail, then in any such case, Lessor elects to terminate this lease upon a specified date not less than thirty (30) days after such written notice and this lease shall then terminate on that date so specified, and the Lessor shall have the right to re-enter, repossess, or re-rent the property upon such date. If the Lessor shall at any time fail to perform any of the covenants, conditions, or provisions of this Lease, and such default is not removed within thirty (30) days after receipt of written notice thereof from Lessee, then, in any such cases. Lessee may serve written notice upon Lessor that Lessee elects to terminate this Lease upon a specified date, not less than thirty (30) days after such written notice, and this Lease shall then terminate on the date so specified. No default shall be deemed waived unless such waiver be in writing.

12.      Indemnity:

         Lessee shall defend, indemnify and hold Lessor harmless from and against any and all actions, costs, claims, losses, expense and/or damages, arising out of Lessee's operation of the premises from any cause.

13.      Condemnation:

         In the event of any total taking by eminent domain, or conveyance in lieu thereof, this Lease shall terminate on date of taking and all charges shall be prorated to such date. In the event of any partial taking, rental shall abate pro-rata, according to the space condemned, seized, or appropriated.

14.      Destruction of, or Damage to Premises:

         If the Premises are totally destroyed by fire, storm, lightning, earthquake, or other casualty, and including destruction due to bombing, shelling, or other war damage, this Lease shall be terminated and the rental accounted for as between Lessor or Lessee as of that date. If the Premises are damaged but not wholly destroyed by any such casualties, rental shall abate in such proportion as use of Premises has been destroyed, or made inaccessible or unusable, and Lessor shall either restore Premises to substantially the same condition as before damages as speedily as practicable, whereupon full rental shall recommence or terminate the Agreement.



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15.      Holding Over:

         If Lessee remains in possession of Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of parties, Lessee shall be a Lessee at will at rental rate in effect at the end of the Lease; and there shall be no renewal of this lease by operation of law.

16.      Entry for Carding, etc.:

         Lessor may card Premises "For Rent" or "For Sale" at any time during the term of this lease. Lessor may enter the Premises at reasonable hours to exhibit same to prospective purchasers or tenants.

17.      Taxes and Assessments:

         Lessee will be responsible for payment of all property taxes and special assessments on the Premises.

18.      Sale of Premises:

         In the event of a bona fide sale of the Premises, Lessor shall have the right to terminate this lease by providing (60) days written notice to Lessee. In the event of such cancellation, Lessor shall pay the Lessee a sum equal to 25% of the appreciation in the value of the premises during the term hereof. For the purpose of calculating the appreciation of the premises, the appreciation shall be equal to the sales price received by Lessor net of any and all expenses associated with the sale, including but not limited to commissions, attorney's fees, and closing costs, less the value of the property at the inception of this lease of $940,000.00. Lessor's obligation to make such payment will only apply to a sale that is closed on or before September 30, 2005.

19.      Miscellaneous Provisions:

         It is mutually covenanted and agreed by and between the parties as follows:

         (1) That this Lease shall be construed under the laws of the state of Tennessee.

         (2) That the captions of the Article of this lease are inserted for identification only, and shall not govern the construction, nor alter, vary, or change any of the term, conditions, or provisions of this lease or any Article thereof.



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         (3)      Each provision herein shall be deemed separate and distinct from all other provisions, and if any one of them shall be declared illegal or unenforceable, the same shall not affect the legality or enforceability of the other terms, conditions, and provisions hereof, which shall remain in full force and effect.

         (4) Lessor will grant at Lessee's expense whatever easements are reasonably necessary to provide the utilities for all improvements on or places on said property and access to the property during the term hereof.

         (5) Any person, firm or corporation who may acquire an interest in the Premises leased hereby, or in the improvements thereon, shall take notice of all the terms and conditions set out herein as well as the covenants referred to herein, and shall be bound thereby.

         (6) Lessee shall pay all utility charges resulting from Lessee's use of Premises.





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20.      Notices:

         In the event notices are required to be sent under the provisions of this Lease, the will be mailed, postage prepaid by certified or registered mail, return receipt requested, addressee as follows:

         If to the Lessee:                            If to the Lessor:
         -----------------                            -----------------
         James H. Bond, President                     Monroe J. Carell, Jr.
         Central Parking System of TN, Inc.           Carell Family Trust
         2401 21st Avenue South                       2401 21st Avenue South
         Nashville, Tennessee 37212                   Nashville, TN 37212

         Either party may, by such notice, designate a new or other address to which notice may be mailed.

IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto signed by their duly authorized officer on the date hereinbefore first written.


                                       THE CARELL FAMILY LLC


ATTEST:                                BY: /s/ Monroe J. Carell, Jr.
        -------------------------          -------------------------------------
        Edie Johnson, Secretary            Monroe J. Carell, Jr., Chairman



                                       CENTRAL PARKING SYSTEM OF TENNESSEE, INC.



ATTEST: /s/ Henry J. Abbott            BY: /s/ James H. Bond
        -------------------------          -------------------------------------
        Henry J. Abbott, Secretary         James H. Bond, President




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